UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2014

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 12, 2014, JPMorgan Chase & Co. (the “Firm”) announced that JPMorgan Chase Bank, N.A. (the “Bank”) has reached separate settlements with the U.K. Financial Conduct Authority (“FCA”), the U.S. Commodity Futures Trading Commission (“CFTC”) and the U.S. Office of the Comptroller of the Currency (“OCC”) to resolve the agencies’ respective civil enforcement claims relating to the Bank’s foreign exchange (“FX”) trading business (collectively, the “Settlement Agreements”). Under the Settlement Agreements, the Bank will take various required remedial actions and pay penalties totaling approximately $1.013 billion to the three authorities, including £222.166 million (approximately $353 million) to the FCA, $310 million to the CFTC and $350 million to the OCC.

Other FX-related investigations and civil litigation involving the Firm are ongoing, including an investigation by the U.S. Department of Justice. The Firm continues to cooperate with the various investigations.

The Settlement Agreements can be accessed at the FCA, OCC and CFTC websites at www.fca.org.uk, www.occ.gov and www.cftc.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Neila B. Radin
Neila B. Radin
Senior Vice President

Dated: November 12, 2014

3